UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 11-K
                ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended DECEMBER 31, 1997     Commission file number 1-10557


                     POLICY MANAGEMENT SYSTEMS CORPORATION
                        401(K) RETIREMENT SAVINGS PLAN

          Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                     POLICY MANAGEMENT SYSTEMS CORPORATION
               ONE PMSC CENTER, BLYTHEWOOD, SOUTH CAROLINA 29016

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Policy Management Systems Corporation 401(k) Retirement Savings Plan Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                         POLICY MANAGEMENT SYSTEMS CORPORATION
                         401(k) Retirement Savings Plan

Date:  June 30, 1998     By:  Timothy V. Williams
                         Executive Vice President
                         and Chief Financial Officer